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                                                                    EXHIBIT 99.2


                              AES Ironwood, L.L.C.

                              Offer to Exchange its
                      8.857% Senior Secured Bonds due 2025
           Which Have Been Registered Under the Securities Act of 1933
                       For Any and All of its Outstanding
                      8.857% Senior Secured Bonds due 2025



TO OUR CLIENTS:

         Enclosed for your consideration is a prospectus, dated ___________, 2000 (the "prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "exchange offer") of AES Ironwood, L.L.C. ("AES Ironwood") to exchange its 8.857% Senior Secured Bonds due 2025, which have been registered under the Securities Act of 1933 (the "new bonds"), for any and all of its outstanding 8.857% Senior Secured Bonds due 2025 (the "old bonds"), upon the terms and subject to the conditions described in the prospectus and the Letter of Transmittal. The exchange offer is being made in order to satisfy certain of AES Ironwood's obligations contained in the Registration Rights Agreement dated as of May 12, 1999, among AES Ironwood, Lehman Brothers, Morgan Stanley Dean Witter and Dresdner Kleinwort Benson North America LLC.

         This material is being forwarded to you as the beneficial owner of the old bonds carried by us in your account but not registered in your name. A tender of such old bonds may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the old bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the old bonds on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on __________, 2000, unless extended by AES Ironwood (the "expiration date"). Any old bonds tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the prospectus and the Letter of Transmittal, at any time prior to the expiration date.

         If you wish to have us tender your old bonds, please so instruct us by completing, executing and returning to us the instruction form included with this letter.

         The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender old bonds.


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                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the prospectus and the accompanying form of Letter of Transmittal, relating to the exchange offer made by AES Ironwood, L.L.C. with respect to its old bonds.

         This will instruct you as to the action to be taken by you relating to the exchange offer with respect to the old bonds held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the Letter of Transmittal.

         The aggregate principal amount of the old bonds held by you for the account of the undersigned is (fill in amount):

         $    _________________ of the 8.857% Senior Secured Bonds due 2025

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

   o To TENDER the following old bonds held by you for the account of the undersigned (insert aggregate principal amount at maturity of old bonds to be tendered, in integral multiples of $1,000):

            $ ___________________ of the 8.857% Senior Secured Bonds due 2025

   o NOT to tender any old bonds held by you for the account of the undersigned.

         If the undersigned instructs you to tender the old bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

                                    SIGN HERE


Name of beneficial owner(s):
                            ---------------------------------------------------

Signature(s):
             ------------------------------------------------------------------

Name(s) (please print):
                       --------------------------------------------------------

Address:
        -----------------------------------------------------------------------

Telephone Number:
                 --------------------------------------------------------------

Taxpayer Identification or Social Security Number(s):
                                                     --------------------------

Date:
     --------------------------------------------------------------------------


         None of the old bonds held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the old bonds held by us for your account.



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